Exhibit 10.5.6

                1996 OFFICER LONG-TERM STOCK PLAN

      1. Purposes. The purposes of this 1996 Officer Long-Term Stock Plan (the "Plan") are to assist IBP and its subsidiaries (unless the context otherwise requires, the "Company") (a) in the attraction and retention of officers who have demonstrated superior ability, and (b) to provide the officers with an incentive to exert extraordinary efforts toward the achievement of increased growth and profitability in the operations of the Company in order that the value of the Company's Common Stock may appreciate accordingly.

      2. Administration. The Plan shall be administered by a committee consisting of three or more members of the board of directors, all of whom shall not (either while members of the Committee or at any time within one year prior to becoming members of the Committee) be or have been eligible for selection as a person to whom awards may be made under the Plan (the "Committee"). The Committee is authorized to adopt operating rules necessary to implement and administer the Plan. The Committee shall periodically review the performance of the Plan and its rules and make any necessary revisions in such rules to assure the Plan's purposes are met. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

      3. Participants. The Committee shall select as participants in the Plan the officers who are in a position directly and significantly to enhance the growth and profitability of the Company's operations and whose continued employment by the Company would favorably affect such operations.

      4. Awards. The Plan shall be effective when approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware. All awards made by the Committee prior to such approval are contingent upon that approval. Each participant in the Plan shall be awarded a number of Common Shares ("Deferred Stock" or "Stock") of the Company as determined by the Committee, such shares to be awarded in consideration of services to be rendered to the Company and on its behalf. Upon the making of any award, the Committee shall set by resolution its determination of the fair value in monetary terms of the services to be rendered to the Company and which serves as the employee's consideration for the award. The number of shares of Common Stock awarded as Deferred Stock shall be the result of dividing the fair value in monetary terms of the services so determined by the Closing Price of the Company's Common Stock on the date of any such award; the Closing Price being that reported for the Company's Common Stock in the New York Stock Exchange Composite Transactions Index, as published in The Wall Street Journal, or in such other national financial press or information service available from time to time over the duration of the Plan. All shares so granted are declared and taken to be fully paid shares of Stock and not liable to any


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further call, nor shall the holders thereof be liable for any further payment therefor. All shares so awarded will be subject to the restrictions described in Section 5. No more than one million (1,000,000) shares of Stock (subject to adjustment to reflect any Stock dividend, split- up, combination of shares, reclassification, merger or consolidation) shall be awarded under the Plan, but any shares forfeited prior to the expiration of the Deferral Period as described in Section 5 shall revert to the status of shares not awarded. Shares delivered pursuant to this Plan may be Common Stock acquired by the Company on the open market and held in the treasury of the Company or previously authorized but unissued Common Stock.

      5. Restrictions. During the Mandatory Deferral Period (as determined in the discretion of the Committee and as defined in each "Deferred Stock Award Agreement", such Mandatory Deferral Period being for a period of at least six months unless otherwise provided for in the Plan) any shares of Stock awarded pursuant to the Plan shall not be sold, assigned, pledged, hypothecated or otherwise transferred or encumbered. At the expiration of the Mandatory Deferral Period, the certificate representing those shares for which the Mandatory Deferral Period has expired shall be delivered to the participant, or his legal representative, in a number equal to such shares unless otherwise further deferred by Participant ("Elective Deferral") pursuant to Section 7 below. Unless otherwise provided in the Deferred Stock Award Agreement to be entered into between the Company and the participant, the Mandatory Deferral Period with respect to shares of Stock awarded to a participant in the Plan shall terminate at the close of business on the fifth anniversary of the Award Date, or as otherwise determined at the discretion of the Committee and as defined in each Deferred Stock Award Agreement, provided that if such participant shall cease to perform officer duties for the Company during the Mandatory Deferral Period with respect to such shares:

      (a) in the event he shall cease to perform such duties by reason of resignation or Company Termination, as defined below, such Deferred Stock shall be forfeited by the participant. Company Termination means in the event the Company concludes, in its sole discretion, that it is no longer in the interest of the Company to continue the participant's employment; and

      (b) in the event he shall cease to perform such duties for the Company by reason of death, total and permanent disability or retirement at age 65, the Mandatory Deferral
      Period shall terminate with respect to all of the remaining shares covered under the Deferred Stock Award.

      6. Dividend Reinvestment. Amounts equal to any dividends declared during the Mandatory Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be deferred and deemed to be reinvested in additional Deferred Stock. Except as set forth in the preceding sentence, the Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by a Deferred Stock Award until the shares of Common Stock are transferred to such Participant at the expiration of the Deferral Period.

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      7.    Elective Deferral.  Prior to rendering service for
which the shares are earned, Participant may make an irrevocable election to defer receipt of the Deferral Amount, as defined below, beyond the Mandatory Deferral Period. The Deferral Amount shall equal the number of shares of Deferred Stock the Participant would receive upon termination of the Mandatory Deferral Period multiplied by the Closing Price of IBP on the termination date, or if there was no reported sale on such date, then the Closing Price of IBP from the next preceding date on which such a sale is transacted. If an Elective Deferral is made, the Company shall credit the Deferral Amount to the Participant's account in the Retirement Income Plan of IBP, inc.

      8. Tax Withholding. Any Deferred Stock Award granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company and the participant of all Federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the transfer of Common Stock pursuant to a Deferred Stock Award or other right or payment and all such additional taxes or amounts as determined by the Committee in its discretion, including without limitation, the right of the Company or any subsidiary thereof to receive transfers of shares of Common Stock or other property from the Participant or to deduct or withhold in the form of cash or shares from any transfer of payment to a Participant, in such amount or amounts deemed required or appropriate by the Committee in its discretion.

      9. Modifications. The Company's board of directors shall have the power to modify or supplement the Plan in such manner as it may from time to time determine, provided that unless the holders of a majority of shares of capital stock of the Company having voting power present or represented and entitled to vote at a meeting of such holders shall have first given their approval,
(a) the number of shares of Stock (except for adjustments in accordance with Section 4) which may be awarded under the Plan shall not be increased, (b) the benefits accruing to the Participants in the Plan shall not be materially increased, and (c) the requirements as to eligibility for participation in the Plan shall not be materially modified.


                                3




Exhibit 10.5.7

                      1996 STOCK OPTION PLAN

   1. Purpose. The purpose of this 1996 Stock Option Plan (the "Plan") is to enhance the value of the stockholders' investment in IBP, inc. (the "Company") by encouraging key employees, upon whose performance the Company and its subsidiaries is largely dependent for the successful conduct of its operations, to acquire and retain a financial interest in the Company. In addition, the Plan is intended to enable the Company and its subsidiaries to compete effectively for and retain the services of such employees.

   It is intended that the incentive stock options ("ISOs") (as defined by Section 422 of the Internal Revenue Code of 1990, as amended or superseded (the "Code")), other stock options and stock appreciation rights ("SARs"), may be granted under this Plan.

   2. Administration of the Plan.

   (a) The Plan shall be administered by a committee (the "Committee") consisting of not less than three members of the board of directors designated from time to time by the board of directors, all of whom shall not, either while members of the Committee or at any time within one year prior to becoming members of the Committee, be or have been eligible for selection as a person to whom awards may be made under the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties, unless otherwise determined by the board of directors. No member of the Committee shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith with respect to the Plan or any option or right or transaction thereunder.

   (b) The Committee shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the Plan. Such full power and authority shall include, without limitation, the selection of participants to whom stock options or SARs may be granted pursuant to the Plan; the determination of the number of shares of Common Stock which may be covered by stock options or SARs granted to any such participant of the Plan and the purchase price thereof; the granting of options and related rights; the right to interpret and construct any provision of the Plan or any option or right granted hereunder; the making of all required or appropriate determinations under the Plan or any option or right granted hereunder; the fixing and determination of the terms, provisions, conditions and restrictions of all option instruments or agreements (and any related rights), which need not be identical, entered into or issued in connection with grants under the Plan; and the adoption, amendment and rescission of such rules related to the Plan as the Committee shall determine in its discretion, subject to the express provisions of the Plan.


                               1


   3. Participants. Participants in the Plan shall be key employees of the Company or its subsidiaries selected as hereinafter provided. Key employees may include officers of the Company or its subsidiaries who are also directors of the Company but not directors who are not employees of the Company or its subsidiaries. Nothing contained in this Plan, nor in any option or right granted pursuant to the Plan, shall confer upon any employee any right to continue in the employ of the Company or any subsidiary nor limit in any way the right of the Company or any subsidiary to terminate his employment at any time.

   4. The Stock. The shares of stock available for issuance pursuant to the grant of options (with or without related
SARs) under this Plan shall consist of three million five hundred thousand (3,500,000) shares of Common Stock, par value $0.05 per share (the "Common Stock"), of the Company, subject to adjustment as provided in Section 8 hereof. The maximum number of shares with respect to which options or SARs may be granted to any employee during any one year shall not exceed 60,000. Shares may be (a) previously issued Common Stock purchased by the Company in the open market, and held in the treasury of the Company, or (b) previously authorized but unissued Common Stock. Should any option grant (or a portion thereof) be terminated, expire, or be cancelled for any reason without being exercised (e.g., by reason of the exercise of related SARs for stock or for cash), the shares subject to the portion of such option grant not so exercised shall be available for subsequent grants under this Plan.

   5. Effective Date and Termination of Plan. The Plan shall be effective when approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state of Delaware, but in no event later than January 31, 1997. All grants made by the Committee prior to such approval shall be contingent upon such approval.
This Plan shall terminate upon the earlier of (i) 10 years from the date the Plan is adopted by the Company; or (ii) 10 years from the date the Plan is approved by Shareholders; or (iii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder; or
(iv) the determination of the board of directors that the Plan shall terminate. No options may be granted under the Plan after the termination date, provided that the options granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

   6. Grant, Terms, and Conditions. Options and SARs may be granted at any time and from time to time prior to the termination of the Plan to such eligible employees and on such terms and conditions as determined by the Committee. All options and SARs shall be granted under the Plan by execution of instruments in writing in the form approved by the Committee. Notwithstanding any contrary provision of this Plan other than Section 9 hereof, with respect to any ISOs granted under any plan of the Company or its subsidiaries or any parent, the aggregate fair market value (determined at the time the option is granted) of the shares with


                               2


respect to which such ISOs are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company its subsidiaries and any parent) shall not exceed One
Hundred Thousand Dollars ($100,000.00) or the maximum amount permitted under the Code.

   All options and SARs granted pursuant to the Plan shall be subject to the following terms and conditions and such other terms and conditions determined by the Committee which are not inconsistent therewith:

   (a) Price. The option exercise price per share of each option shall be determined by the Committee, provided that, except as provided below, in no instance shall such price be less than the fair market value of a share of Common Stock (as defined by subsection (j) hereof) on the effective date of the option grant. The option exercise price shall be subject to adjustment only as provided in Section 8 hereof.

   (b) Term of Options. Options may be granted for terms of up to but not exceeding ten (10) years from date granted. Each grant shall be subject to earlier termination as provided in subsection
(f) of this Section 6.

   (c) Exercise of Options. Except in the event of death, retirement or disability, or as otherwise provided in this Plan, stock options granted under this Plan shall be exercisable as follows: forty percent after two years and an additional twenty percent each of the succeeding three years.

   (d) Alternate Exercise in Case of Hardship. In the case of options other than ISOs, in the event of the imminent expiration of the grant where the optionee is absent from the United States or is otherwise subject to a hardship which renders exercise of the grant by such optionee unreasonable or impossible prior to its expiration date, the Committee in its sole and absolute discretion may issue or cause to have issued to the optionee (in lieu of the exercise of said grant) the number of shares which represent the difference (if any) between the aggregate option exercise price and aggregate fair market value of the shares of the Common Stock with respect to which the grant is then exercisable, determined as of the date of issuance of said shares. In such event the grant shall be deemed fully exercised for all purposes hereof.

   (e) Notice of Exercise and Payment. To the extent options are exercisable, they shall be exercised by written notice to the Company, stating the number of shares with respect to which options are being exercised and the intended manner of payment. The date of the notice shall be the exercise date. Payment for the shares purchased shall be made in full to the company within ten (10) business days after the exercise date by check payable to the order of the Company equal to the option price for the shares being purchased, in whole shares of Common Stock of the Company owned by the optionee having a fair market value on the exercise date (as defined by subsection (j) hereof) equal to the option price for the shares being purchased, or a combination of Common Stock and check equal in the aggregate to the option price for the shares being


                               3


purchased. Payments of Common Stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form. If other than the optionee, the person or persons exercising shall be required to furnish to the Company appropriate documentation that such person or persons have the full legal right and power to exercise on behalf of and for the optionee.

   (f)  Termination of Employment.

            (i) Except as otherwise provided in this Plan, an optionee's options (A) are exercisable only by the optionee, (B) are exercisable only while the optionee is in the employ of the Company, and (C) if not exercisable by their terms at the time the optionee ceases to be in the employ of the Company, shall immediately expire on the date of termination of employment.

            (ii) Except as provided herein, an optionee's options which are exercisable by their terms at the time the optionee ceases to be in the employ of the Company must be exercised on or before the earlier of three months after the date of termination of employment or the fixed expiration date of such options after which period such options shall expire.

            (iii) In the event of the death of the optionee while in the employ of the Company, all of that optionee's unexercised options (whether or not then exercisable by their terms) shall become immediately exercisable by his estate for a period ending on the earlier of the fixed expiration date of such options or twelve months after the date of death, after which period such options shall expire. For purposes hereof, the estate of an optionee shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the optionee.

            (iv) In the case of options other than ISOs, in the event of the termination of employment by reason of the permanent disability (as defined below) of the optionee, all of that optionee's unexercised options (whether or not then exercisable by their terms) shall become exercisable for a period ending on the earlier of the fixed expiration date of such options or twelve months from the date of termination after which period such options shall expire. For purposes hereof "permanent disability" shall be deemed to be the inability of the optionee to perform the duties of his job with the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine licensed to practice medicine in the United States of America.

            (v) In the case of options other than ISOs, in the event of the normal retirement of the optionee, all of that optionee's unexercised options (whether or not then exercisable by their terms) granted to that optionee on or before his 65th birthday shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such options or twelve months after the date of the retirement, after which period such options shall expire. Also, in the event of the normal retirement of the optionee, all of the optionee's unexercised


                              4


options (whether or not then exercisable by their terms) granted to the optionee after his 65th birthday and held for a period of at least twelve consecutive months of active employment with the Company after the date of grant shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such options or twelve months after the date of retirement, after which period such options shall expire. For purposes hereof, retirement shall be deemed to be "normal retirement" if the optionee is at least 65 years of age and has completed at least five consecutive years of employment with the Company at the date of retirement.

            (vi) In the case of ISOs, in the event of the termination of employment by reason of the permanent disability or the normal retirement of the optionee (as defined in (iv) and (v) above), each ISO then held by the optionee shall terminate on the earlier of the period ending three months after the termination of employment or the fixed expiration date of such options; provided however, that if such termination of employment occurs by reason of disability within the meaning of Section 422(c)(6) of the Code said three-month period shall be extended to twelve months.

      (g) Transferability of Options. Any option granted hereunder shall be transferable only by will or the laws of descent and distribution, or for non-ISO options pursuant to a Qualified
Domestic Relations Order, and shall be exercisable during the lifetime of the optionee only by him.

      (h)   Other Terms and Conditions.    Options may contain such
other terms, conditions, or provisions, which shall not be inconsistent with this Plan, as the Committee shall deem appropriate.

      (i) Tax Withholding. Any option and related SAR granted hereunder shall provide, as determined by the Committee, for appropriate arrangements for the satisfaction by the Company and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or any related SAR or the later disposition of the shares of Common Stock or other property thereby acquired and all such additional taxes or amounts as determined by the Committee in its discretion, including without limitation, the right of the Company or any subsidiary thereof to receive transfers of shares of common Stock or other property from the optionee or, beginning one year after the Company becomes subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, to deduct or withhold in the form of cash or shares from any transfer or payment to an optionee, in such amount or amount deemed required or appropriate by the Committee in its discretion.

      (j) Fair Market Value. The "fair market value" of a share of Common Stock on any relevant date for purposes of any provision of the Plan shall be the closing price reported for the Common Stock in the New York Stock Exchange Composite Transactions Index on such date or, if there were no reported sales on such date, then the closing price reported for the Common Stock in the New York


                                5


Stock Exchange Composite Index on the next preceding day on which such a sale is transacted, as published in The Wall Street Journal, or such other national financial press or service as may be available from time to time over the duration of the Plan.


      7. Stock Appreciation Rights. Any options granted or to be granted under this Plan may, in the sole and absolute discretion of the Committee, include related SARs with respect to all or part of the shares of Common Stock subject to options as determined by the Committee. SARs may be granted at the time options are granted or (in the case of options other than ISOs) at a later date with respect to existing options. Optionees granted SARs may exercise the SARs by written notice to the Company, stating the number of shares with respect to which the SARs are being exercised, to the extent that said SARs are then exercisable. In the event of the exercise of SARs, the obligation of the Company in respect of the options to which the SARs related shall be discharged by payment of the SARs so exercised.

      (a) SAR Payment. Any SAR granted hereunder shall set forth the method of computation and form of payment of the SAR and such other terms and conditions as determined by the Committee in its discretion or as otherwise required by this Plan, provided that no SAR shall exceed the difference between one hundred percent (100%) of the then fair market value on the date of exercise of the share of Common Stock subject to the option surrendered by the optionee, and the option exercise price of such share. Without limiting the generality of the foregoing, the Committee may provide for the payment of said SAR in cash or in shares of Common Stock valued at fair market value as of the date of exercise, or in any combination thereof as determined by the Committee.

      (b) Other Provisions. Notwithstanding any contrary provisions hereof, (i) SARs shall be exercisable only to the extent the options to which such SARs relate are then exercisable (further subject to such additional conditions and restrictions as may be imposed by the Committee) and shall expire upon expiration of the options to which such SARs relate, and (ii) in the case of any SARs related to ISOs granted hereunder, said SARs shall be exercisable only when the then fair market value of the shares of Common Stock subject to the options (or portion thereof) surrendered by the optionee exceeds the exercise price of such options (or such portion thereof).

      (c) "Option." References in this Plan to the term "option" shall, unless the context requires otherwise, include an SAR.

      8.    Adjustment and Changes in the Common Stock.

      (a) In the event that the shares of Common Stock as presently constituted shall be changed into or exchanged for a different kind of share of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock


                               6


dividend, then unless such change results in the termination of all outstanding options pursuant to the provisions of Section 9 hereof, there shall be substituted for or added to each share of stock of the Company therefore appropriated or thereafter subject or which may become subject to an option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the stock of the Company of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 8 shall be rounded down to the nearest whole number of shares.

      (b) Notwithstanding the foregoing, any and all adjustments in connection with an ISO shall comply in all respects with Sections 422 and 424 of the Code and the regulations thereunder.

      (c) Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted, provided that such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan and any instrument or agreement issued thereunder.

      9.    Acceleration of Options.

      (a) In the event that the Company enters into one or more agreements to dispose of all or substantially all of the assets of the Company or the Company's stockholders dispose of or become obligated to dispose of fifty- percent (50%) or more of the outstanding capital stock of the Company other than to the Company or a subsidiary of the Company, in either case by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions ("Acceleration Event"), then each option outstanding under the Plan shall become exercisable during the fifteen (15) days immediately prior to the scheduled consummation of the Acceleration Event with respect to the full number of shares of which such option has been granted.

      (b) In the event of the occurrence of an Acceleration Event (as defined by subsection (a) of this Section 9), any optionee who is subject to the filing requirements imposed under Section 16(a) of the Securities Exchange Act of 1934 with respect to the Company shall receive a payment of cash equal to the difference between the aggregated Fair Value of the shares of Common Stock subject to such accelerated options and the aggregate option exercise price of such shares. For this purpose, "Fair Value" shall mean the highest aggregate fair market value (as determined under Section 6(j)


                               7


hereof) of the subject shares of Common Stock during the 60-day period immediately preceding the date of the consummation of the Acceleration Event. Payment of said cash shall be made within 10 days after said consummation of the Acceleration Event. The foregoing payments under this subsection (b) shall be made in lieu of and in full discharge of any and all obligations of the Company in respect of all subject options and any related SARs of the optionee. Notwithstanding any of the foregoing, the provisions of this subsection (b) shall not be applicable to ISOs granted under this Plan.

      (c) The grant of options (or related rights) under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure of to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      10. Listing and Regulatory Requirement. No options granted pursuant to this Plan shall be exercisable if at any time, including after receipt of notice of exercise, the Committee shall determine in its discretion that the listing, registration, qualification, or acquisition of the shares of Common Stock subject to such options on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the acquisition or issuance of shares by IBP thereunder, unless such listing, registration, qualification, acquisition, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      11. Amendment of the Plan. The board of directors may from time to time amend or modify or make such changes in and additions to this Plan as it may deem desirable, without further action on the part of the stockholders of the Company; provided, however, that unless the holders of a majority of the securities of the Company present or represented and entitled to vote at a duly held meeting shall have first given their approval, then (a) the maximum number of shares of Common Stock issuable under the Plan shall not be increased (except for permissible adjustments under Section 8 hereof), (b) the benefits accruing to the participants in the Plan shall not be materially increased, and (c) the requirements as to eligibility for participation in the Plan shall not be materially modified. Subject to and without limiting the generality of the foregoing, the board of directors may amend or modify the Plan and any outstanding options under the Plan to the extent necessary to qualify any or all of such options or future options to be granted for such beneficial federal income tax treatment as may be afforded employee stock options under the Code or any amendments thereto or other statutes or regulations or rules (or any interpretations thereof by any applicable governmental agency or entity) which become effective after the effective date of the Plan (including without limitation any proposed or final Treasury regulations).

      12. Stockholder Rights. An optionee shall have none of the rights of a stockholder of the Company with respect to any shares subject to any options granted hereunder until such individual shall have exercised the options and been issued share therefor.

                                8


      13. Use of Proceeds. The proceeds received by the Company from the sale of shares pursuant to the options granted under this Plan shall be used for general corporate purposes.























                               9





Exhibit 10.24


                       EMPLOYMENT AGREEMENT

                  PRODUCTION AND ADMINISTRATIVE

     This Agreement, effective the 22nd day of December, 1995(the
"Effective Date"), by and between IBP, inc., a Delaware corporation (hereinafter referred to as "Employer"), and Jerry S. Scott
(hereinafter referred to as "Employee").

                           WITNESSETH:
     Employer hereby agrees to employ, or agrees to continue to employ Employee, and Employee agrees to be employed upon the following terms and conditions.

     1. Duties. Employee shall perform the duties of Executive Vice President-Fresh Meats Plant Operations or shall serve in such other capacity and with such other duties for Employer as Employer shall hereafter from time to time prescribe.
     2. Term of Employment. The term of employment shall be for a period of five (5) years, commencing on the Effective Date of this Agreement, unless terminated prior thereto in accordance with the provisions of this Agreement.
     3. Compensation. For the services to be performed hereunder, Employee shall be compensated by Employer at the rate of not less than One Hundred Fifty Thousand Dollars ($150,000.00) per year payable monthly, and in addition may receive awards under Employer's Cash Bonus Plan subject to the discretion of the senior management of Employer. Such compensation will be subject to review from time to time when salaries of other officers and managers of Employer are reviewed for consideration of increases therein.
     4. Participation in Benefit Programs. Employee shall be entitled to participate in any benefit programs generally applicable to officers of Employer adopted by Employer from time to time.
     5. Limitation on Outside Activities. Employee shall devote full employment energies, interest, abilities and time (except for personal investments) to the performance of obligations hereunder and shall not, without the written consent of the Chief Executive Officer of the Company, render to others any service of any kind or engage in any activity which conflicts or interferes with the performance of duties hereunder.
     6. Ownership of Employee's Inventions. All ideas, inventions, and other developments or improvements conceived by Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of Employer's business operations or that relate to any of Employer's work or projects, are the exclusive property of Employer. Employee agrees to assist Employer, at its expense, to obtain patents on any such patentable ideas, inventions, and other developments, and agrees to execute all documents necessary to obtain such patents in the name of Employer.
     7.   Termination.
          (a) Voluntary Termination. Employee may terminate this Agreement at any time by not less than one year's prior written notice to Employer. Employee shall not be entitled to any compensation from Employer for any period beyond Employee's actual date of termination.
          (b) Resignation. In the event Employee shall resign from employment at the request of employer, employer shall compensate Employee at the rate and in the manner provided in Paragraph 3 above for a period after termination equivalent to the lesser of (i) one year, or (ii) the remainder of the term of this Agreement. During the time Employee is being compensated in lieu of continued employment, the Employer shall have the right to require the Employee to perform consulting services from time to time on behalf of the Employer. Any out-of-pocket expenses associated with any such assignment shall be, upon proper documentation, reimbursed by Employer to Employee. In the event Employer compensates Employee in lieu of continued employment, all remuneration or wages earned by Employee during such period, either as an employee, independent contractor or consultant to any person, firm, or corporation other than Employer, shall be a set-off to Employer's duty of compensation to Employee.
          (c) Company Termination. In the event Employer shall conclude, in its sole discretion, that it is no longer in the interest of the Company to continue the employment of Employee, the Employer may terminate this Agreement, and Employer shall have no further obligation to pay compensation to Employee after the effective date of termination.
          (d) Incapacity. If Employee is materially incapacitated from fully performing his duties pursuant to this Agreement by reason of illness or other incapacity or by reason of any statute, law, ordinance, regulation, order, judgment or decree, Employer may terminate this Agreement by 30 days written notice to Employee, but only in the event that such incapacity shall aggregate not less than one hundred twenty (120) days during any one year.
     8. Confidential Information, Trade Secrets, Limitation on Solicitation and Non-Compete Clause.
          (a) Employee shall receive, in addition to all regular compensation for services as described in Section 3 of this Employment Agreement, as additional consideration for signing this Employment Agreement and for agreeing to abide and be bound by the terms, provisions and restrictions of this Section 8, the following:
               (i)  an award of such number of shares of Common
          Stock of Employer under the terms and conditions of the Employer's IBP Officer Long-Term Stock Plan and/or 1996 Officer Long-Term Stock Plan as shall be equal to an aggregate value of $450,000 less amounts due to restrictions on promotional grants (see Employee Award; Letter)

               (ii) a grant of options to purchase an aggregate of Four thousand eight hundred (4,800) shares of Common Stock of Employer under the terms and conditions of the Employer's Stock Option Plans and each year on the annual grant date for stock options an annual option grant of options to purchase shares of Common Stock of the Employer which is equal to three times (3x) the annual option level of the Employee's officer-position band option level, provided that the Employee has been on the payroll, whether as an officer or otherwise, at least six months prior to the annual grant date; and

               (iii) the right to receive bonus option grants, pursuant to the terms and conditions made available by the Plans Administration Committee of Employer's Board of Directors, from the employer's stock option plans, upon the Employee's exercise of any options granted to the Employee.

          (b) Employee recognizes that, as a result of his employment hereunder (and his employment, if any, with Employer for periods prior to the Effective Date), he has had and will continue to have access to confidential information, trade secrets, proprietary information, intellectual property, and other documents, data, and information concerning methods, processes, controls, techniques, formula, production, distribution, purchasing, financial analysis, returns and reports which is the property of and integral to the operations and success of Employer, and therefore agrees to be bound by the provisions of this Section 8, which Employee agrees and acknowledges to be reasonable and to be necessary to protect legitimate and important business interests and concerns of Employer.
          (c) Employee agrees that he will not divulge to any person, nor use to the detriment of Employer or any of its subsidiaries, nor use in any business or process of manufacture competitive with or similar to any business or process of manufacture of Employer or any of its subsidiaries, at any time during the term of this Agreement or thereafter, any of the Employer's trade secrets, without first obtaining the express written permission of Employer. A trade secret shall include any formula, pattern, device or compilation of information used by Employer in its business. For purposes of this Section 8, the compilation of information shall include, without limitation, the identity of customers and suppliers and information reflecting their interests, preferences, credit-worthiness, likely receptivity to solicitation for participation in various transactions and related information obtained during the course of his employment with Employer.
          (d) Employee agrees that at the time of leaving the employ of Employer he will deliver to Employer, and not keep or deliver to anyone else, any and all notebooks, memoranda, documents and, in general, any and all materials relating to Employer's business, or constituting Employer's property. Employee further agrees that he will not, directly or indirectly, request or advise any customers or suppliers of Employer or any of its subsidiaries to withdraw, curtail or cancel its business with Employer or any of its subsidiaries.
          (e) During the term of Employee's employment with the Employer and for a period of one (1) year from the termination of Employee's employment for any reason whatsoever, Employee (i) will not directly or indirectly, in the United States, own, manage, operate, control, or participate in as a partner, director, holder of more than 5% of the outstanding voting shares, principal or officer, any business in direct competition with the business of the Employer and (ii) will not accept employment or be employed by any such firm or corporation in any position where he would perform services materially similar to those which he has provided for Employer during the term hereof.
          (f) Employee recognizes that he possesses confidential information and trade secrets about other employees of Employer and its subsidiaries relating to their education, experience, skills, abilities, salary and benefits, and interpersonal relationships with customers and suppliers of Employer and its subsidiaries. Employee recognizes that the information he possesses about these other employees is not generally known, is of substantial value to Employer in securing and retaining customers and suppliers, and was acquired by Employee because of his business position with Employer. Employee agrees that during his employment hereunder, and for a period of three (3) years thereafter, Employee shall not, directly or indirectly, solicit or contact any employee or agent of Employer or any of its subsidiaries, with a view to inducing or encouraging such employee or agent to leave the employ of Employer or any of its subsidiaries, for the purpose of being hired by Employee, an employer affiliated with Employee, or any competitor of Employer or any of its subsidiaries. Employee agrees that he will not convey any such confidential information or trade secrets about other employees to anyone affiliated with Employee or to any competitor of Employer or any of its subsidiaries.
          (g) Employee acknowledges that the restrictions contained in this Section 8 are reasonable and necessary to protect Employer's interest in this agreement and that any breach thereof will result in an irreparable injury to Employer for which Employer has no adequate remedy at law. Employee therefore agrees that, in the event that Employee breaches any of the provisions contained in this Section 8, Employer shall be authorized and entitled to seek from any court of competent jurisdiction (i) a temporary restraining order, (ii) preliminary and permanent injunctive relief, (iii) an equitable accounting of all profits or benefits arising out of such breach, and (iv) direct, incidental and consequential damages arising from such breach.
          (h) Employer and Employee have attempted to specify a reasonable period of time, a reasonable area and reasonable restrictions to which this Section 8 shall apply. Employer and Employee agree that if a court or administrative body should subsequently determine that the terms of this Section 8 are greater than reasonably necessary to protect Employer's interest, Employer agrees to waive those terms which are found by a court or administrative body to be greater than reasonably necessary to protect Employer's interest and to request that the court or administrative body reform this Agreement specifying a reasonable period of time and such other reasonable restrictions as the court or administrative body deems necessary.
          (i) Employee further agrees that this Section 8 is an integral part of this agreement, and that should a court fail or refuse to enforce the restrictions contained herein in such a manner as to effectively enjoin competitive activity, the Employer shall recover from Employee, and the court shall award as damages to the Employer, the consideration provided to and elected by Employee under the terms of Section 8(a) above (or the monetary equivalent thereof), its costs and its reasonable attorney's fees.
     9. Modification. This Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or bind either of the parties hereto, except for a confidentiality agreement between the parties dated February 14, 1978. This Agreement cannot be modified except by a writing signed by both parties.
     10. Assignment. This Agreement shall be binding upon Employee, his heirs, executors and assigns and upon Employer, its successors and assigns.
     11. Applicable Law. This agreement is made and entered into in the State of South Dakota, which is also the domicile of Employee. The validity, interpretation, performance and enforcement of this agreement shall be governed by the internal laws of said State of South Dakota, without giving effect to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                         IBP, inc.


                         By /s/ Robert L. Peterson
                            -----------------------


                            /s/ Jerry S. Scott
                            -----------------------
                                 (Employee)